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                    METLIFE INSURANCE COMPANY OF CONNECTICUT

                       CERTIFICATE OF CORPORATE SECRETARY

I, Jacob Jenkelowitz, Corporate Secretary of MetLife Insurance Company of Connecticut, a corporation organized and existing under the laws of the State of Connecticut (the "Company"), do hereby certify that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company on August 13, 2014, and that such resolutions have not been amended, modified or rescinded and remain in full force and effect as of the date hereof:


          WHEREAS, the members of the board of directors ("Board") of MetLife
                                                           -----
     Insurance Company of Connecticut (the "Company") have been presented with a
                                            -------
     proposal to relocate the jurisdiction of incorporation of the Company from the State of Connecticut to the State of Delaware (the "Redomestication")
                                                             ---------------
     pursuant to Section 38a-58a(b) of the Connecticut General Statutes, Section 4946 of the Delaware Insurance Code and Section 265 of the General Corporation Law of the State of Delaware;

          WHEREAS, the Board, after due evaluation and consideration has determined it to be advisable and in the best interest of the Company and its stockholders for the Company to consummate the Redomestication;

          NOW, THEREFORE, BE IT:

          RESOLVED, FURTHER, that, subject to any and all required regulatory approvals, the Board has determined it to be advisable to effectuate the Redomestication on November 14, 2014 by means of filing (1) a certificate of conversion substantially in the form attached hereto as Exhibit B ("Certificate of Conversion") and a certificate of incorporation substantially in the form attached hereto as Exhibit C ("Certificate of Incorporation") with the Secretary of State of Delaware and (2) a certificate of redomestication substantially in the form attached hereto as Exhibit D ("Certificate of Redomestication", and together with the Certificate of Conversion and Certificate of Incorporation, the "Certificates") with the Secretary of State of Connecticut;

          RESOLVED, FURTHER, that, subject to any and all required regulatory approvals, the form and the terms of the Certificates and the actions contemplated thereby, including the Redomestication, be, and hereby are, authorized and approved, and that the Board hereby recommends that the stockholders approve the Redomestication;

          RESOLVED, FURTHER, that, upon approval of the Redomestication of the Company by the stockholders of the Company, the officers of the Company be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company to (1) execute the Certificates in substantially the form attached, and with any changes thereto as determined necessary or desirable by any officer of the Company, the


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     execution thereof to be conclusive evidence of such determination, (2) file or cause to be filed the executed Certificate of Conversion and the executed Certificate of Incorporation with the Secretary of State of Delaware, (3) file or cause to be filed the executed Certificate of Redomestication with the Secretary of State of Connecticut, and (4) make any other related governmental filings deemed necessary or desirable by an officer of the Company to effectuate the Redomestication, and that the officers of the Company be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company, to effectuate the Redomestication;

          RESOLVED, FURTHER, that in connection with the Redomestication as provided for in the Certificate of Incorporation, upon the effectiveness of the Certificates, the conversion of each 10,000 shares of the Common Stock issued and outstanding immediately prior to the effectiveness of the Certificates to one (1) issued and outstanding, fully paid and nonassessable share of common stock, par value $25,000 per share of the Company be, and hereby is, authorized and approved, and that the officers of the Company be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company, to consummate such conversion, and to take such actions as may be necessary or advisable to effectuate such conversion in accordance with the Certificate of Incorporation;

          RESOLVED, FURTHER, that such commitments, undertakings and agreements as may be requested by each of the Delaware Department of Insurance, the Connecticut Department of Insurance, Delaware Secretary of State and the Connecticut Secretary of State's Office in connection with obtaining approval for the Redomestication, and any filings in connection therewith, be, and each of them hereby is, approved and ratified and that the officers of the Company be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company, to execute such commitments, undertakings and agreements in substantially such form, with any changes thereto as determined necessary or desirable by any officer of the Company, the execution thereof to be conclusive evidence of such determination, and to take such actions as may be necessary or advisable in connection therewith.

IN WITNESS WHEREOF, I have hereunto set my hand by and on behalf of the Company as of the 15th day of August, 2014.

[LOGO OF SEAL]                              /s/ Jacob Jenkelowitz
                                            ------------------------------------
                                            Jacob Jenkelowitz
                                            Corporate Secretary

                                       2


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                                   EXHIBIT B

                           CERTIFICATE OF CONVERSION
                                       OF
                    METLIFE INSURANCE COMPANY OF CONNECTICUT
                          (A CONNECTICUT CORPORATION)
                                       TO
                    METLIFE INSURANCE COMPANY OF CONNECTICUT
                            (A DELAWARE CORPORATION)

          This Certificate of Conversion, dated [_______] ___, 2014, is being duly executed and filed by MetLife Insurance Company of Connecticut, a Connecticut corporation (the "Foreign Corporation"), to convert the Foreign Corporation to MetLife Insurance Company of Connecticut, a Delaware corporation (the "Corporation"), pursuant to Section 265 of the General Corporation Law of the State of Delaware (the "General Corporation Law").

          1. The Foreign Corporation was first formed on June 17, 1863 under the laws of the State of Connecticut and was a stock corporation under the laws of the State of Connecticut immediately prior to the filing of this Certificate of Conversion.

          2. The name of the Foreign Corporation immediately prior to the filing of this Certificate of Conversion was MetLife Insurance Company of Connecticut. The Foreign Corporation was a Connecticut stock corporation immediately prior to the filing of this Certificate of Conversion.

          3. The name of the Corporation as set forth in its certificate of incorporation filed in accordance with Section 265(b) of the General Corporation Law is MetLife Insurance Company of Connecticut.

          4. The conversion of the Foreign Corporation to the Corporation shall be effective at 5:31 p.m. (Eastern Time) on November 14, 2014.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on the date first-above written.

                                       MetLife Insurance Company of Connecticut,
                                         a Connecticut corporation

                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT C

                          CERTIFICATE OF INCORPORATION
                                       OF
                    METLIFE INSURANCE COMPANY OF CONNECTICUT

          MetLife Insurance Company of Connecticut, a corporation originally organized under the laws of the State of Connecticut on June 17, 1863, for the purpose of continuing its existence, without interruption, as a corporation existing under the laws of the State of Delaware, does hereby elect, pursuant to Section 265 of the General Corporation Law of the State of Delaware, to convert from a corporation organized under the laws of the State of Connecticut to a corporation organized under the laws of the State of Delaware. Upon the effectiveness of the Certificate of Conversion of MetLife Insurance Company of Connecticut, a Connecticut corporation, to MetLife Insurance Company of Connecticut, a Delaware corporation, and this Certificate of Incorporation, (i) MetLife Insurance Company of Connecticut, a Delaware corporation, shall be considered to be the same corporation as MetLife Insurance Company of Connecticut, a Connecticut corporation, and such conversion shall constitute a continuation of the existence of MetLife Insurance Company of Connecticut, a Connecticut corporation, in the form of MetLife Insurance Company of Connecticut, a Delaware corporation; and (ii) all of the rights, privileges and powers of MetLife Insurance Company of Connecticut, a Connecticut corporation, and all property, real, personal and mixed, and all debts due to MetLife Insurance Company of Connecticut, a Connecticut corporation, as well as all other things and causes of action belonging to MetLife Insurance Company of Connecticut, a Connecticut corporation, shall remain vested in MetLife Insurance Company of Connecticut, a Delaware corporation, and shall be the property of MetLife Insurance Company of Connecticut, a Delaware corporation, and the title to any real property vested by deed or otherwise in such other entity shall not revert or be in any way impaired by reason of the General Corporation Law of the State of Delaware; but all rights of creditors and all liens upon any property of MetLife Insurance Company of Connecticut, a Connecticut corporation, shall be preserved unimpaired, and all debts, liabilities and duties of MetLife Insurance Company of Connecticut, a Connecticut corporation, shall remain attached to MetLife Insurance Company of Connecticut, a Delaware corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as MetLife Insurance Company of Connecticut, a Delaware corporation.

          For the purpose of setting forth its Certificate of Incorporation as a Delaware corporation, MetLife Insurance Company of Connecticut, a Connecticut corporation, has caused the undersigned incorporator to execute this Certificate of Incorporation and to certify as follows:

          FIRST. The name of the corporation is MetLife Insurance Company of Connecticut (the "Corporation").

          SECOND. The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the Corporation shall have and may exercise the power to issue any or all of its policies or contracts with or without participation in profits, savings, unabsorbed portions of premiums or surplus, to classify policies issued and perils insured on a participating and nonparticipating basis, and to determine the right to participate and the extent of participation of any class or classes of policies. All dividends to policyholders allocated to such participating policies, which dividends to policyholders shall not be claimed and called for within two years after the same shall have been declared, shall, to the fullest extent permitted by law, be forfeited to the Corporation. For the avoidance of doubt, the term "dividends to policyholders," as used in this Article THIRD, shall not be deemed to refer to a dividend declared and paid on the shares of any class or series of the Corporation's capital stock pursuant to Section 170 of the General Corporation Law of the State of Delaware. The Corporation is being incorporated in connection with the conversion of MetLife Insurance Company of Connecticut, a Connecticut corporation ("MetLife Connecticut"), to the Corporation (the "Conversion"), and this Certificate of Incorporation is being filed simultaneously with the Certificate of Conversion of MetLife Connecticut to the Corporation (the "Certificate of Conversion").

          FOURTH. The total number of shares of capital stock that the Corporation shall have authority to issue is five thousand (5,000), which shall be divided into two classes, consisting of four thousand (4,000) shares of common stock, par value $25,000 per share (the "Common Stock"), and one thousand (1,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

          Upon the effectiveness of the Certificate of Conversion and this Certificate of Incorporation on November 14, 2014 at 5:31 p.m. (Eastern Time) (the "Effective Time"), each 10,000 shares of common capital stock of MetLife Connecticut issued and outstanding immediately prior to the Effective Time shall be converted into, and shall be deemed to be, one (1) issued and outstanding, fully paid and nonassessable share of Common Stock, without any action required on the part of the Corporation or the holder thereof. Any certificate that, immediately prior to the Effective Time, represented shares of common capital stock of MetLife Connecticut shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, be deemed to represent the number of shares of Common Stock into which such shares were converted pursuant to the preceding provisions of this Article FOURTH.

          Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation (the "Board"), and the Board is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

          FIFTH. The incorporator of the Corporation is Jacob Jenkelowitz, whose mailing address is c/o MetLife, 1095 Avenue of the Americas, New York, New York 10036-6796.

          SIXTH. Unless and except to the extent that the bylaws of the Corporation (the "Bylaws") shall so require, the election of directors of the Corporation need not be by written ballot.

          SEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the Bylaws.

          EIGHTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

          NINTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

                                     *  *  *

          This Certificate of Incorporation shall be effective at 5:31 p.m. (Eastern Time) on November 14, 2014.

     The undersigned incorporator hereby acknowledges that this Certificate of Incorporation is his act and deed on this ___ day of [_______], 2014.


                                            ------------------------------------
                                            Name: Jacob Jenkelowitz
                                            Incorporator

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                                   EXHIBIT D

                               [EXHIBIT FOLLOWS]

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
[LOGO]                MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE
                      STATE, P.O BOX 150470, HARTFORD. CT 06115-0470 DELIVERY ADDRESS: COMMERCIAL
                      RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE. 30 TRINITY STREET,
                      HARTFORD. CT 06106
                      PHONE: 860-509-6003          WEBSITE: www.concord-sots.ct.gov
                                                            -----------------------

CERTIFICATE OF REDOMESTICATION FROM CONNECTICUT

INSURANCE COMPANY REDOMESTICATION

USE INK. COMPLETE ALL SECTIONS. PRINT OR TYPE. ATTACH 81/2 X 11 SHEETS IF NECESSARY.

FILING PARTY (CONFIRMATION WILL BE SENT TO THIS ADDRESS):       FILING FEE: $100
                                                                MAKE CHECKS PAYABLE TO "SECRETARY
                                                                OF THE STATE"

NAME:

ADDRESS:

CITY:

STATE:                               ZIP:

1. NAME OF CONNECTICUT INSURANCE COMPANY:

   MetLife Insurance Company of Connecticut

2. STATE TO WHICH THE INSURANCE COMPANY IS REDOMESTICATING:

   Delaware, to be effective as of November 14, 2014 at 5:31 p.m.

3. APPROVALS:

   THE CORPORATION'S REDOMESTICATION WAS APPROVED BY THE INSURANCE COMMISSIONER OF
   THE STATE OF CONNECTICUT AS DEMONSTRATED BY SUCH COMMISSIONER'S CERTIFICATE OF
   APPROVAL INCLUDED HEREWITH.

   THE CORPORATION'S REDOMESTICATION FROM CONNECTICUT WAS FURTHER APPROVED BY THE
   INSURANCE COMMISSIONER OF THE STATE OF    Delaware
                                             (STATE TO WHICH CORPORATION IS REDOMESTICATING)

4. VOTE INFORMATION: (CHECK AND COMPLETE A. OR B.)

[X] (A) THE INSURANCE COMPANY HAS AUTHORITY TO ISSUE CAPITAL STOCK. THE
    RESOLUTION OF REDOMESTICATION WAS ADOPTED BY ITS BOARD OF DIRECTORS AND
    APPROVED BY ITS SHAREHOLDERS AS FOLLOWS (PROVIDE AT MINIMUM THE TOTAL
    NUMBER OF SHAREHOLDER VOTES CAST IN FAVOR OF THE RESOLUTION AND THE TOTAL
    NUMBER OF VOTES CAST AGAINST THE RESOLUTION OR, IF NO SHAREHOLDER APPROVAL
    WAS REQUIRED, PROVIDE A STATEMENT TO THAT EFFECT).

[ ] (B) THE CORPORATION IS A MUTUAL INSURANCE COMPANY. THE RESOLUTION OF
    REDOMESTICATION WAS ADOPTED BY ITS BOARD OF DIRECTORS AND APPROVED BY ITS
    MEMBERS AS FOLLOWS (PROVIDE AT MINIMUM THE TOTAL NUMBER OF MEMBER VOTES
    CAST IN FAVOR OF THE RESOLUTION AND THE TOTAL NUMBER OF VOTES CAST AGAINST
    THE RESOLUTION OR, IF NO MEMBERSHIP APPROVAL WAS REQUIRED, PROVIDE A
    STATEMENT TO THAT EFFECT).

5. EXECUTION (SUBJECT TO PENALTY OF FALSE STATEMENT):

   DATED THIS __________                DAY ____________  ,20_____________

      NAME OF SIGNATORY
       (print/type)             CAPACITY/TITLE OF SIGNATORY        SIGNATURE
     -------------------        ---------------------------        ---------

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